EXHIBIT 99.1

APOLLO MEDICAL HOLDINGS ANNOUNCES THAT APA ACO GENERATED $12.96 MILLION IN GROSS SAVINGS IN 2017 AND ACHIEVED $5.90 MILLION IN SHARED SAVINGS FROM THE CENTERS FOR MEDICARE AND MEDICAID SERVICES AS A RESULT

Alhambra, CA and Glendale, CA – (PR Newswire) – December 21, 2018 – Apollo Medical Holdings, Inc. (“ApolloMed”) (NASDAQ: AMEH), an integrated population health management company, announced today that its wholly-owned subsidiary, APA ACO, Inc. (“APA ACO”) generated $12.96 million in gross savings in its first performance year (2017) and that, as a result, it achieved $5.90 million in shared savings from the Centers for Medicare & Medicaid Services (“CMS”).

APA ACO was one of 44 Next Generation Accountable Care Organizations (“ACOs”) in the country selected by CMS to participate in the Next Generation ACO Model in 2017.  APA ACO was approved to participate in the All-Inclusive Population-Based Payment (“AIPBP”) track, which is the most advanced risk-taking payment model, and was the only Next Generation ACO in the country out of 44 ACOs to participate in the AIPBP track in 2017.  Under the AIPBP track, CMS estimates the total annual expenditures for the Next Generation ACO’s patients and then pays that projected amount to the ACO in a per-beneficiary, per-month (“PBPM”) payment.  The Next Generation ACO is then responsible for paying all Part A and Part B costs for in-network participating providers and preferred providers with whom it has contracted.

For 2017, APA ACO’s aggregate benchmark expenditure calculated by CMS was $390.56 million.  APA ACO’s actual expenditures were $377.60 million, resulting in gross savings of $12.96 million.  CMS then deducted a stop-loss charge of $5.44 million, resulting in gross savings after stop-loss charge of $7.52 million.  APA ACO had chosen an 80/20 risk arrangement with CMS, and therefore the net shared savings to APA ACO is $5.90 million.  Since ApolloMed had already accrued APA ACO expenses for 2017, all of the $5.90 million payment was recognized as net income in its 2018 3rd quarter financial statements included in its Form 10Q.

“We are very proud to have generated $12.96 million in gross savings in our first performance year,” stated Warren Hosseinion, M.D., Co-Chief Executive Officer of ApolloMed.  “We believe that this achievement reflects our success in providing high-quality, cost-efficient, coordinated care for our patients.”

“As the first and only ACO in the country to participate in the AIPBP track and now also managing the care of over one million patients under capitated risk arrangements in our independent practice associations, we believe we are pioneers in the shift of U.S. healthcare from fee-for-service to value-based reimbursements,” stated Thomas Lam, M.D., Co-Chief Executive Officer of ApolloMed.

“The multi-year investments we have made in ApolloMed’s clinical knowledge base, population health management platform and risk management infrastructure have positioned us to benefit from the ongoing shift to value-based payment models,” stated Kenneth Sim, M.D., Executive Chairman of ApolloMed.  “Our integrated model spans the entire inpatient and outpatient care continuum, which is essential for the delivery of quality, cost-efficient care.”

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“Next Generation ACO”), and its affiliated independent practice associations (“IPAs”) and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  Led by a management team with over two decades of experience, ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes Network Medical Management, Inc. (MSO),  Apollo Medical Management, Inc. (MSO), ApolloMed Hospitalists, APA ACO (Next Generation ACO), Allied Physicians of California (IPA) and Apollo Care Connect, Inc. (Digital Population Health Management Platform). ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s operational focus, strategic growth plans, and merger integration efforts, including APA ACO’s continued participation in the AIPBP track and as a Next Generation ACO. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2018.

FOR MORE INFORMATION, PLEASE CONTACT:

Warren Hosseinion, M.D.
Co-Chief Executive Officer
Apollo Medical Holdings, Inc.
(818) 839-5200
warrenhoss@apollomed.net